                                                                    EXHIBIT 3.2

                              Amended and Restated
                                     BYLAWS

                                       OF

                               JAMESON INNS, INC.

                             (A Georgia Corporation)

                                     BYLAWS
                                       OF
                               JAMESON INNS, INC.

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----
ARTICLE I - OFFICES ......................................................    1
         Section 1.1        Registered Office ............................    1
         Section 1.2        Other Offices ................................    1

ARTICLE II - MEETINGS OF SHAREHOLDERS ....................................    1
         Section 2.1        Place of Meetings ............................    1
         Section 2.2        Annual Meetings ..............................    1
         Section 2.3        Notice of Annual Meetings ....................    1
         Section 2.4        List of Shareholders Entitled to Vote ........    1
         Section 2.5        Special Meetings .............................    2
         Section 2.6        Notice of Special Meetings ...................    2
         Section 2.7        Purpose of Special Meetings ..................    2
         Section 2.8        Quorum .......................................    2
         Section 2.9        Majority Vote ................................    2
         Section 2.10       One Vote per Share ...........................    2
         Section 2.11       Consent of Shareholders in Lieu of Meeting ...    3
         Section 2.12       Shareholder Notice Procedure .................    3

ARTICLE III - DIRECTORS ..................................................    3
         Section 3.1        Number, Qualifications,
                              Election and Term of Office ................    3
         Section 3.2        Vacancies ....................................    4
         Section 3.3        General Powers ...............................    4
   MEETINGS OF THE BOARD OF DIRECTORS ....................................    4
         Section 3.4        Place of Meetings ............................    4
         Section 3.5        Time and Place of Regular Meetings ...........    4
         Section 3.6        Call and Notice for Special Meetings .........    5
         Section 3.7        Quorum .......................................    5
         Section 3.8        Designation and Authority of Committees ......    5
         Section 3.9        Minutes of Committees ........................    5
         Section 3.10       Participation by Means of
                              Communication Equipment ....................    6
         Section 3.11       Consent of Directors in Lieu of Meeting ......    6
         Section 3.12       Expenses of Attendance .......................    6
         Section 3.13       Vote Required for Removal of Officer .........    6

                                       i

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
         Section 3.14       Vote Required for Removal of
                             Director; Replacement .......................    6

   ARTICLE IV - NOTICES ..................................................    6
         Section 4.1        Delivery .....................................    6
         Section 4.2        Waiver .......................................    7

   ARTICLE V - OFFICERS ..................................................    7
         Section 5.1        Number .......................................    7
         Section 5.2        Appointment ..................................    7
         Section 5.3        Salaries .....................................    7
         Section 5.4        Term of Office, Removals, Vacancies ..........    7
   THE CHAIRMAN OF THE BOARD .............................................    7
         Section 5.5        Duties and Authority .........................    7
   THE PRESIDENT .........................................................    7
         Section 5.6        Duties .......................................    7
         Section 5.7        Authority ....................................    8
   THE VICE-PRESIDENT(S) .................................................    8
         Section 5.8        Duties and Authority .........................    8
   THE SECRETARY AND ASSISTANT SECRETARY .................................    8
         Section 5.9        Secretary ....................................    8
         Section 5.10       Assistant Secretary ..........................    8
   THE TREASURER AND ASSISTANT TREASURER .................................    8
         Section 5.11       Treasury; Custody of Funds ...................    8
         Section 5.12       Disbursements and Reports ....................    8
         Section 5.13       Surety .......................................    9
         Section 5.14       Assistant Treasurer(s) .......................    9

   ARTICLE VI - CERTIFICATES OF STOCK, TRANSFERS OF STOCK
             CLOSING OF TRANSFER BOOKS AND REGISTERED
             SHAREHOLDERS ................................................    9
         Section 6.1        Form .........................................    9
         Section 6.2        Signatures ...................................   10
         Section 6.3        Lost Certificates ............................   10
         Section 6.4        Transfer of Stock ............................   10
         Section 6.5        Fixing Record Date ...........................   10
         Section 6.6        Registered Shareholders ......................   10

   ARTICLE VII - GENERAL PROVISIONS ......................................   11
         Section 7.1        Declaration and Payment of Dividends .........   11
         Section 7.2        Reserves for Dividends .......................   11
         Section 7.3        Statement of Business Condition ..............   11
         Section 7.4        Checks .......................................   11
         Section 7.5        Fiscal Year ..................................   11

                                       ii

                                                                          Page
                                                                          ----
         Section 7.6        Seal ...................................        11
         Section 7.7        Books of Account .......................        11
         Section 7.8        Contracts with Directors and Officers ..        11
         Section 7.9        Inspection of Records by Shareholders ..        12

ARTICLE VIII - INDEMNIFICATION OF OFFICERS, DIRECTORS,
                     EMPLOYEES AND AGENTS ..........................        13
         Section 8.1        Actions by Third Persons ...............        13
         Section 8.2        Actions by the Corporation .............        14
         Section 8.3        Expenses ...............................        14
         Section 8.4        Determination ..........................        14
         Section 8.5        Expense Advances .......................        14
         Section 8.6        Non-Exclusive Rights ...................        14
         Section 8.7        Insurance ..............................        15
         Section 8.8        Definitions ............................        15
         Section 8.9        Separability ...........................        15
         Section 8.10       Continuation of Indemnification ........        15
         Section 8.11       Extent of Indemnification ..............        15

ARTICLE IX - AMENDMENTS ............................................        16

ARTICLE X - MISCELLANEOUS ..........................................        16

                           AMENDED AND RESTATED BYLAWS
                                       OF
                               JAMESON INNS, INC.
                               ------------------

                                    ARTICLE I
                                    ---------

                                     OFFICES

         Section 1.1 Registered Office. The registered office shall be in the
                     -----------------
City of Atlanta, County of DeKalb, State of Georgia.


         Section 1.2 Other Offices. The corporation may also have offices at
                     -------------
such other places both within and without the State of Georgia as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                                   ----------

                            MEETINGS OF SHAREHOLDERS

         Section 2.1 Place of Meetings. Meetings of shareholders for any purpose
                     -----------------
may be held at such time and place, within or without the State of Georgia, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2.2 Annual Meetings. Annual meetings of shareholders,
                     ---------------
commencing with the year 1994, shall be held at the date and time fixed by the Board of Directors, but if no such date or time is fixed by the Board, the annual meeting shall be held on the first Tuesday in June, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., at which they shall elect by a plurality vote by written ballot a board of directors, and transact such other business as may be properly be brought before the meeting.

         Section 2.3 Notice of Annual Meetings. Written notice of the annual
                     -------------------------
meeting, stating the place, date and hour of such meeting, shall be given to each shareholder entitled to vote thereat not less than 10 days nor more than 60 days before the date of the meeting unless otherwise required by law.

         Section 2.4 List of Shareholders Entitled to Vote. The officer who has
                     -------------------------------------
charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held as specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held, and the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any shareholder who may be present.

        Section 2.5  Special Meetings. Special meetings of the shareholders of
                     ----------------
the corporation for any purpose or purposes may be called at any time by the Chairman of the Board of Directors; or by a majority of the members of the Board of Directors; or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in these Bylaws, include the power to call such meetings; or by holders of 25 percent of the issued and outstanding shares of capital stock of the corporation entitled to vote on any issue to be considered at such special meeting, voting as a group.

        Section 2.6  Notice of Special Meetings. Written notice of a special
                     --------------------------
meeting of shareholders, stating the place, date, hour and the purpose or purposes thereof, shall be given to each shareholder entitled to vote thereat, not less than 10 nor more than 60 days before the date fixed for the meeting.

        Section 2.7  Purpose of Special Meetings. Business transacted at any
                     ---------------------------
special meeting of the shareholders shall be limited to the purposes stated in the notice.

        Section 2.8  Quorum. Shares entitled to vote as a separate voting group
                     ------
may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation or applicable law provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group, present thereat in person or by proxy, constitutes a quorum of that voting group for action on that matter. If, however, such quorum shall not be present or represented at a meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and hour of the adjourned meeting shall be given in conformity herewith. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted at the meeting as originally notified.

        Section 2.9  Majority Vote. When a quorum is present at any meeting, and
                     -------------
unless the question is one upon which, by express provision of law, of the Articles of Incorporation, or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question, (i) action on any matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, and (ii) directors are elected by a plurality of the votes cast by the shares entitled to vote in the election.

        Section 2.10 One Vote per Share. Unless otherwise provided for in the
                     ------------------
Articles of Incorporation, each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholders, but no proxy shall be voted or acted upon after 3 years from its date unless the proxy provides for a longer period, and, except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of its shareholders entitled to vote, no share of stock shall be voted on at any election for directors which has been transferred on the books of the corporation within 20 days preceding such election of directors.

        Section 2.11 Consent of Shareholders in Lieu of Meeting. Action shall
                     ------------------------------------------
be taken by the shareholders at annual or special meetings of shareholders or by written consent in lieu of meeting.

        Section 2.12 Shareholder Notice Procedure. Only persons who are
                     ----------------------------
nominated by, or at the direction of, the Board of Directors, or by a shareholder who has given timely written notice containing information as specified by the Board of Directors to the Secretary of the corporation prior to the meeting at which directors are to be elected, will be eligible for election as directors of the corporation. At annual meetings only such business may be conducted as has been brought before the meeting by, or at the direction of, the Chairman or the Board of Directors or by a shareholder who has given timely written notice to the Secretary of the corporation of such shareholder's intention to bring such business before such meeting. For notice of shareholder nominations or business to be made at an annual meeting to be timely, such notice must be received by the corporation not less than 60 days nor more than 90 days prior to the first anniversary of the previous year's annual meeting.


                                   ARTICLE III
                                   -----------

                                    DIRECTORS

        Section 3.1 Number, Qualifications, Election and Term of Office.
                    ---------------------------------------------------
Subject to any rights of holders of Preferred Stock to elect directors under specified circumstances as provided in the Articles of Incorporation, the number of directors which shall constitute the whole Board shall be fixed from time to time by or pursuant to a resolution passed by the Board of Directors or by holders of 25% of the issued and outstanding shares of capital stock of the corporation entitled to vote in an election of directors, voting as a single group, but must consist of not more than 15 nor less than 3 directors. In the event the directors or shareholders fail to adopt such a resolution, the number of directors previously fixed shall apply until further action by the directors or shareholders. The directors (other than any directors who may be elected by holders of Preferred Stock as provided in the Articles of Incorporation) shall be and are divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be as nearly equal as the then-authorized number of directors constituting the Board of Directors permits. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director (that director who holds office at
--------  -------
the time the first classified Board of Directors is implemented (the "Initial Director")) in Class I shall serve for a term ending on the date of the annual meeting held in 1994, each Initial Director in Class II shall serve for a term ending on the date of the annual meeting held in 1995 and each Initial Director in Class III shall serve for a term ending on the date of the annual meeting held in 1996. The Board of Directors shall have the power to appoint each Initial Director among the three classes so as to keep the number of directors in each class as nearly equal as possible. At each annual meeting of shareholders, subject to Section
2.12 of Article II of these Bylaws, directors chosen to succeed those whose terms then expire shall be elected for a full term of office expiring at the third succeeding annual meeting of shareholders after their election, except as provided in Section 3.2 of this Article. Any director who may be elected by holders of Preferred Stock as provided for pursuant to the Articles of Incorporation shall serve for a term ending on the date of the next annual meeting following the annual meeting at which such director was elected. A majority of the directors must be persons who are not officers, employees, or members of management of the corporation or of any other corporation in which any officer, employee or member of management of the corporation holds more than five percent of the voting stock, or any member of the immediate family of any of the foregoing ("Independent Directors"). Directors need not be shareholders.

        Section 3.2  Vacancies. Except as provided in Section 3.14 of this
                     ---------
Article III and subject to any provisions of the Articles of Incorporation including those pertaining to the rights of holders of Preferred Stock, unless the Board of Directors otherwise determines, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum; provided, that any vacancies created by an increase in the authorized number of directors pursuant to a vote of the shareholders shall be filled by the affirmative vote of holders of a majority of the issued and outstanding shares of capital stock of the corporation entitled to vote in an election of directors, voting as a single group. There shall be no classification of those directors elected to fill newly created directorships resulting from any increase in the authorized number of directors until the next annual meeting of stockholders. Any director elected to fill a vacancy shall hold office until the next election pertaining to the class to which such director is designated and until such director's successor is duly elected and shall qualify unless such director resigns or is removed. If there are not directors in office, then an election of directors may be held in the manner provided by statute.

        Section 3.3  General Powers. The business of the corporation shall be
                     --------------
managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

        Section 3.4  Place of Meetings. The Board of Directors of the
                     -----------------
corporation may hold meetings, both regular and special, either within or without the State of Georgia.

        Section 3.5  Time and Place of Regular Meetings. Regular meetings of the
                     ----------------------------------
Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board. Five days' notice of all regular meetings shall be given, and such notice shall state the place, date, hour and the business to be transacted at and purpose of such meeting.

        Section 3.6  Call and Notice for Special Meetings. Special meetings of
                     ------------------------------------
the Board of Directors may be called by the President on 2 days' notice to each director either personally or by telegram or facsimile transmission, or 4 days' notice deposited, first class postage prepaid, in the United States Mail. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of 2 directors unless the corporation has at that time less than 3 directors, in which latter event the request of only 1 director shall be required. Notice of any special meeting shall state the place, date, hour and the business to be transacted at and the purpose of such meeting.

        Section 3.7  Quorum. At all meetings of the Board, a majority of the
                     ------
directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 3.8  Designation and Authority of Committees. The Board of
                     ---------------------------------------
Directors may, by resolution, passed by a majority of the whole Board, designate one or more committees, each committee to consist of 1 or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the shareholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution or the Articles of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 3.9 Minutes of Committees. Each committee shall keep regular
                     ---------------------
minutes of its meetings and report the same to the Board of Directors when required.

        Section 3.10 Participation by Means of Communication Equipment. Members
                     -------------------------------------------------
of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

        Section 3.11 Consent of Directors in Lieu of Meeting. Unless otherwise
                     ---------------------------------------
restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

        Section 3.12 Expenses of Attendance. The directors may be paid their
                     ----------------------
expenses, if any, of attendance at such meeting of the Board of Directors and may be paid a fixed sum for attendance at such meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

        Section 3.13 Vote Required for Removal of Officer. The Board of
                     ------------------------------------
Directors at any time may, by affirmative vote of a majority of the members of the Board then in office, remove any officer elected or appointed by the Board of Directors for cause or without cause.

        Section 3.14 Vote Required for Removal of Director; Replacement. Any
                     --------------------------------------------------
director may be removed (i) for cause only by an affirmative vote of holders of at least a majority, or (ii) without cause only by an affirmative vote of holders of 75%, of the issued and outstanding capital stock of the corporation, entitled to vote generally in the election of directors, voting together as a single class, at any annual or special meeting of the shareholders. Upon such removal of a director, the shareholders (and not the remaining directors) shall elect a director to replace such removed director at the same shareholders' meeting at which such removal took place or at a subsequent shareholders' meeting.

                                   ARTICLE IV
                                   ----------

                                     NOTICES

        Section 4.1  Delivery. Notices to directors and shareholders shall be in
                     --------
writing and delivered personally or mailed to the directors or shareholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice to directors may also be given by telegram. Notice by telegram shall be deemed to be given when delivered to the sending telegraph office.

         Section 4.2 Waiver. Whenever any notice is required to be given under
                     ------
the provisions of law or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                    ARTICLE V
                                    ---------

                                    OFFICERS

         Section 5.1 Number. The officers of the corporation shall be chosen by
                     ------
the Board of Directors and shall, at a minimum, consist of a President and a Secretary. The Board of Directors may also choose additional officers, including a Chairman or Vice-Chairman of the Board of Directors, one or more Vice-Presidents who may be classified by their specific function, a Secretary, a Treasurer and one or more Assistant Secretaries and Assistant Treasurers. Two or more offices may be held by the same person.

         Section 5.2 Appointment. The Board of Directors at its first meeting
                     -----------
and after each annual meeting of shareholders shall choose a President and a Secretary, and may choose such other officers and agents as it shall deem necessary.

         Section 5.3 Salaries.  The salaries of all officers and agents of the
                     --------
corporation shall be fixed by the Board of Directors.

         Section 5.4 Term of Office, Removals, Vacancies. The officers of the
                     -----------------------------------
corporation shall hold office until their successors are chosen and qualify, until their earlier resignation or removal. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.


                            THE CHAIRMAN OF THE BOARD

         Section 5.5 Duties and Authority. The Chairman, or, in the absence of
                     ------------------------
the Chairman, a Vice-Chairman of the Board of Directors, if chosen, shall preside at all meetings of the Board of Directors and the shareholders, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. The Chairman shall also have all of the powers and authority of a vice president and when executing conveyances or other instruments on behalf of the corporation may sign as a vice president.

                                  THE PRESIDENT

         Section 5.6 Duties. Unless a Chairman or Vice-Chairman of the Board has
                     ------
been chosen, the President shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, and shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors, are carried into effect.

         Section 5.7  Authority. The President shall execute bonds, mortgages
                      ---------
and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

                              THE VICE-PRESIDENT(S)

         Section 5.8  Duties and Authority. The Vice-President, or if there
                      --------------------
shall be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                      THE SECRETARY AND ASSISTANT SECRETARY

         Section 5.9  Secretary. The Secretary shall attend all meetings of the
                      -------
Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and regular and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. Additionally, the Secretary shall have custody of the corporate seal of the corporation, and the Secretary or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by the Secretary's signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by the Secretary's signature.

         Section 5.10 Assistant Secretary. The Assistant Secretary, or if there
                      -------------------
be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors from time to time prescribe.

                      THE TREASURER AND ASSISTANT TREASURER

         Section 5.11 Treasury; Custody of Funds. The Treasurer, if one is
                      --------------------------
chosen or, if not, the Secretary, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

         Section 5.12 Disbursements and Reports. The Treasurer, if one is chosen
                      -------------------------
or, if not, the Secretary, shall disburse the funds of the corporation as may be ordered by the Board of Directors' taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions performed by the Treasurer (or Secretary, as the case may be) and of the financial condition of the corporation.

         Section 5.13 Surety. If required by the Board of Directors, the
                      ------
Treasurer, if one is chosen or, if not, the Secretary, shall give the corporation a bond (which shall be renewed every 6 years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of a treasurer and for the restoration to the corporation, in case of the Treasurer's (or Secretary's, as the case may be) death, resignation, retirement or removal from office, of all books, papers vouchers, money and other property of whatever kind in the possession or under the control of the Treasurer (or Secretary, as the case may be) belonging to the corporation.

         Section 5.14 Assistant Treasurer(s). The Assistant Treasurer, or if
                      ----------------------
there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI
                                   ----------

                    CERTIFICATES OF STOCK, TRANSFERS OF STOCK
                          CLOSING OF TRANSFER BOOKS AND
                             REGISTERED SHAREHOLDERS

         Section 6.1  Form. Every holder of stock in the corporation shall be
                      ----
entitled to have a certificate, signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by the shareholder in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Georgia Business Corporation Code, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Section 6.2 Signatures. Any or all of the signatures on the certificate
                     ----------
may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if the person who signed the certificate was such officer, transfer agent or registrar at the date of issue.

         Section 6.3 Lost Certificates. The Board of Directors may direct a new
                     -----------------
certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, advertise the same in such manner as the corporation shall require and/or to give the corporation a bond in such sum as the corporation may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 6.4 Transfer of Stock. Subject to those ownership and transfer
                     -----------------
restrictions as provided in the Articles of Incorporation, upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 6.5 Fixing Record Date. The Board of Directors may fix a record
                     ------------------
date, which shall not be more than 70 nor less than 10 days before the date of any meeting of shareholders, nor more than 60 days prior to the time for the other action hereinafter described, as of which there shall be determined the shareholders who are entitled: to notice of or to vote at any meeting of shareholders or any adjournment thereof; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

         Section 6.6 Registered Shareholders. The corporation shall be entitled
                     -----------------------
to treat the person in whose name any share of stock is registered on the books of the corporation as the owner thereof for all purposes including voting, receipt of dividends and, where applicable, liability for calls and assessments, and shall not be bound to recognize any equitable or other claim or other interest in such shares in the part of any other person, whether or not the corporation shall have express or other notice thereof.

                                   ARTICLE VII
                                   -----------

                               GENERAL PROVISIONS

         Section 7.1 Declaration and Payment of Dividends. Dividends upon the
                     ------------------------------------
capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the corporation's capital stock.

         Section 7.2 Reserves for Dividends. There may be set apart out of any
                     ----------------------
of the funds of the corporation available for dividends such amounts as the Board of Directors deems proper as a reserve or reserves for working capital, depreciation, losses in value, or for any other proper corporate purpose, and the Board of Directors may increase, decrease or abolish any such reserve in the manner in which it was created.

         Section 7.3 Statement of Business Condition. The Board of Directors
                     -------------------------------
shall present at each annual meeting and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the corporation.

         Section 7.4 Checks. All checks or demands for money and notes of the
                     ------
corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 7.5 Fiscal Year. The fiscal year of the corporation shall be as
                     -----------
fixed by the Board of Directors.

         Section 7.6 Seal. The Board of Directors may provide a suitable seal,
                     ----
containing the name of the corporation, which seal shall be in charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by the Assistant Secretary of Assistant Treasurer. The seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

         Section 7.7 Books of Account. The books of account and other records of
                     ----------------
the corporation may be kept (subject to any provisions of Georgia law) at the principal place of business and chief executive office of the corporation.

         Section 7.8 Contracts with Directors and Officers. To the extent
                     -------------------------------------
permitted by law, no contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the directors or officers are present at or participate in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because the directors or officers or their votes are counted for such purpose.

     Section 7.9 Inspection of Records by Shareholders. (a) A shareholder is
                 -------------------------------------
entitled to inspect and copy, during regular business hours at the corporation's principal office, any of the following records of the corporation if the shareholder gives the corporation written notice of the shareholder's demand at least five business days before the date on which the shareholder wishes to inspect and copy such records:

     1. The corporation's Articles or Restated Articles of Incorporation and all amendments currently in effect;

     2. The corporation's Bylaws or Restated Bylaws and all amendments currently in effect;

     3. Resolutions adopted by either the shareholders or the Board of Directors increasing or decreasing the number of directors, the classification of directors, if any, and the names and residence addresses of al members of the Board of Directors;

     4. Resolutions adopted by the Board of Directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to such resolutions are outstanding and any resolutions adopted by the Board of Directors that affect the size of the Board of Directors;

     5. The minutes of all shareholders' meetings, executed waivers of notice of meetings, and executed written consents evidencing all action taken by shareholders without a meeting, for the past three years;

     6. All written communications to shareholders generally within the past three years, including the financial statements furnished for the past three years under Official Code of Georgia Annotated (S)14-2-1620 (GCA (S) 22-1620);

     7. A list of the names and business addresses of the corporation's current directors and officers; and

     8. The corporation's most recent annual registration as delivered to the Secretary of State.

     (b) A shareholder is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation if the shareholder meets the requirements of subsection (c) of this Section 7.9 and gives the corporation written notice of the shareholder's demand at least five business days before the date on which the shareholder wishes to inspect and copy such records:

     1. Excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board of Directors without a meeting, to the extent not subject to inspection under subsection (a) of this Section 7.9;

     2.   Accounting records of the corporation; and

     3.   The record of shareholders.

     (c)  A shareholder may inspect and copy the records described in subsection
(b) of this Section 7.9 only if: (1) the shareholder's demand is made in good faith and for a proper purpose that is reasonably relevant to the shareholder's legitimate interest as a shareholder; (2) the shareholder owns two percent or more the corporation's outstanding shares; (3) the shareholder describes with reasonable particularity the shareholder's purpose and the records the shareholder desires to inspect; (4) the records are directly connected with the shareholder's purpose; (5) the records are to be used only for the stated purpose; and (6) the shareholder signs a confidentiality and non-disclosure agreement acceptable to the corporation.


                                  ARTICLE VIII
                                  ------------

                     INDEMNIFICATION OF OFFICERS, DIRECTORS,
                              EMPLOYEES AND AGENTS

     Section 8.1 Actions by Third Persons. To the extent and in the manner
                 ------------------------
permitted by the laws of the State of Georgia and specifically as is permitted under Section 14-2-851 of the Official Code of Georgia Annotated, the corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 8.2 Actions by the Corporation. The corporation shall indemnify any
                 --------------------------
person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 8.3 Expenses. To the extent that a director, officer, employee or
                 --------
agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 8.1 or 8.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

     Section 8.4 Determination. Any indemnification under the provisions of
                 -------------
Section 8.1 or 8.2, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in
Section 8.1 or 8.2. Such determination shall be made:

          A. by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or

          B. if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

          C. by the shareholders.

     Section 8.5 Expense Advances. Expenses incurred by an officer or director
                 ----------------
in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by the provisions of this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     Section 8.6 Non-Exclusive Rights. The indemnification and advancement of
                 --------------------
expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, bylaw, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Section 8.7  Insurance. The corporation may, to the full extent permitted
                  ---------
by law, as amended from time to time, but only to such extent as may be determined by the Board of Directors, purchase and maintain insurance on behalf of any such person against any liability asserted against and incurred by him in or arising out of such capacity or status whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

     Section 8.8  Definitions. For purposes of this Article, references to "the
                  -----------
corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services, by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.

     Section 8.9  Separability. The provisions of this Article shall be
                  ------------
separable and the invalidity of all or any part thereof as applied to any particular type of liability or any particular person shall not preclude application of any remaining portion thereof to such situation or such person, nor application of the provisions of this Article to any other situation or person.

     Section 8.10 Continuation of Indemnification. The indemnification and
                  -------------------------------
advancement of expenses provided by or granted pursuant to this Article, unless otherwise provided when authorized or ratified, shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 8.11 Extent of Indemnification. Notwithstanding the foregoing, the
                  -------------------------
rights of indemnification hereinbefore set forth shall be deemed to extend to the fullest limits of the Business Corporation Code of Georgia, in its current form or as hereafter amended, and any successor act.

                                   ARTICLE IX
                                   ----------

                                   AMENDMENTS

     The Bylaws may be amended or repealed, or new bylaws may be adopted, at any regular meeting of the shareholders or of the Board of Directors, or at any special meeting of the shareholders or of the Board of Directors (if notice of such amendment, repeal, or adoption of new bylaws be contained in the notice of such special meeting) by either the affirmative vote of a majority of all shares outstanding and entitled to vote generally in the election of directors, voting as a single group, or by an affirmative vote of a majority of the corporation's directors then holding office, unless the shareholders prescribe that any such bylaw may not be amended or repealed by the corporation's Board of Directors.


                                    ARTICLE X
                                    ---------

                                  MISCELLANEOUS

     Any action by the corporation to withdraw and amend on behalf of the corporation status as a real estate investment trust under Section 856 of the Internal Revenue Code of 1986, as amended, shall be approved by (i) a majority of the Independent Directors, and (ii) holders of a majority of the issued and outstanding shares of capital stock of the corporation which are entitled to vote in an election of directors, voting as a single group who are present at a meeting at which such matter will be considered.